Exhibit 10.8

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

This FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of April 24, 2022, by and between HAROLD ALLEN AND BRENDA D. ALLEN, each an individual (collectively, the “Seller”) and MHP PURSUITS LLC, a North Carolina limited liability company (the “Buyer”), and provides as follows:

RECITALS

A. Seller and Buyer have entered into that certain Agreement for Purchase and Sale of Real Property dated as of February 11, 2022 (the “Purchase Agreement”), pursuant to which Seller agreed to sell to Buyer certain real property and improvements owned by Seller, located in Clyde, North Carolina, which property is more particularly described in the Purchase Agreement (the “Property”).

B. The parties desire to amend the terms of the Purchase Agreement to extend the Examination Period, and to that end have entered into this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Capitalized Terms. Capitalized terms used herein, unless otherwise defmed in this Amendment, shall have the same meanings as those given in the Purchase Agreement.

2. Examination Period. The Examination Period set out in Section 1(e) of the Purchase Agreement is hereby extended until May 13, 2022.

3. Effect of Amendment; Ratification. The parties hereby acknowledge and agree that, except as provided in this Amendment, the Purchase Agreement has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect. The Purchase Agreement as hereby amended is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term and power contained in and under the Purchase Agreement, as amended herein, shall continue in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth above, and each shall continue to be binding upon and inure to the benefit of the successors and assigns of each party hereto. In the event of a conflict between the terms of the Purchase Agreement and this Amendment, this Amendment shall control.

4. Governing Law; Counterparts. This Amendment shall be governed by, and construed in accordance with, the laws of the State of North Carolina, without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s law. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Signatures transmitted via facsimile or electronic mail shall be deemed originals.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

SIGNATURE PAGE TO FOLLOW

SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT FOR PURCHASE

ANDSALEOFREALPROPERTY

IN WITNESS WHEREOF, the parties have executed this Amendment pursuant to due authority as of the date first above written.

BUYER:

MHP PURSUITS LLC,
a North Carolina limited liability company

By:	/s/ Adam Martin
Adam Martin, CIO

SELLER:

/s/ Harold Allen
Harold Allen

/s/ Brenda D. Allen
Brenda D. Allen